Exhibit 99.2

VoIP, INC. ANNOUNCES JOINT VENTURE WITH KOREAN CORPORATION
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FORT LAUDERDALE, FL May 25, 2004--VoIP,  Inc. (OTCBB: VOII) today announced that it has signed a Joint-Venture Agreement ("Agreement" with iCable Systems Co., Ltd., a Korean corporation ("iCable').

Under the Agreement, VoIP, Inc. and iCable have formed iMax Solutions, Inc., a Nevada corporation ("iMax") to act as a joint venture vehicle for both of the companies to develop Voice Over-IP related products with exclusive marketing of iCable products in North and South America.

iCable is an R & D oriented company with 37 highly qualified Voice Over IP engineers focusing on the VoIP and WiMax Technologies. iCable products are based on the Broadcom(R) Corporation (NASDAQ: BRCM), BCM1112 CHIP; Broadcom Corporation, the leading provider of silicon solutions enabling broadband communications.

As a manufacturer of these products, iCable projects $30 million in sales for 2004 and $50 million for 2005 for the Korean based company. iCable's lead product is their S-MTA (Stand-alone Multimedia Terminal Adaptor) which provides two VoIP telephone lines for customers having broadband-cable or DSL Internet access. Key features include a built in DHCP server; other products include the S-MTA with built in Cable Modem, ADSL Modem, & 911 Life Line patent pending technology. Each of these products are available with integrated WiFi access point. A new product, the IP Set-top box, will be used in the new world of technology where, Voice, Video and Data converge and will be known as the "Triple Play"

Under the Agreement, 51% of iMax will be owned by VoIP, Inc. and 49% by iCable. The Agreement is subject to VoIP, Inc. paying iCable $5 million dollars in two equal installments. The first installment is due on June 30, 2004, with a 30 day grace period; the second payment is due on July 30, with a 60 day grace period. VoIP, Inc. will attempt to obtain the necessary funds through private placements of equity or debt securities, and if unable to do so, will either forfeit its rights under the venture or will attempt to renegotiate the deal.

Under the Agreement, iCable will contribute all of its rights and interest in contracts and rights with current customers in North and South America. iMax shall have the exclusive right to use iCable's intellectual property and rights to its products in North and South America. iCable has guaranteed iMax Solutions minimum yearly sales for 2004, 2005 and 2006 of $10 million, $25 million and $40 million respectively.

The entire Agreement between the respective parties can be found in VoIP, Inc.'s Form 8K filing with the U.S. Securities & Exchange Commission on the SEC's website at www.sec.gov/edgar/searchedgar/webusers.htm which will be filed by VoIP, Inc. within two business days from the date of this press release.

Further information on iCable can be found at: www.icablesystem.com

VoIP, Inc.'s (www.voipincorporated.com) goal is to become a world leader in providing voice over IP customer premise equipment and in addition, premium voice over IP subscriber-based enhanced telephony services, as well as innovative WiFi and WiMAX technology solutions for residential and enterprise customers globally.

The above information contains certain forward-looking statements and information relating to the Company that is based on the beliefs of the Company and/or its management as well as assumptions made by and information currently available to the Company or its management. When used in this document, the words "anticipate," "estimate," "expect," "intend," "projects," and similar expressions, as they relate to the Company or its management, are intended to identify forward-looking statements. Such statements reflect the current view of the Company regarding future events and are subject to certain risks, uncertainties and assumptions, including the risks and uncertainties noted. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, intended or projected. In each instance, forward-looking information should be considered in light of the accompanying meaningful cautionary statements herein. Factors that could cause results to differ include, but are not limited to, successful performance of internal plans, the impact of competitive services and pricing and general economic risks and uncertainties.

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CONTACT: Steven Ivester (954) 434-2000